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                                                                      EXHIBIT 5

                             WRITER'S DIRECT NUMBER
                                  423/785-8212

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 HUGH F. SHARBER                                             E-MAIL ADDRESS:
CHATTANOOGA OFFICE                                     hsharber@millermartin.com

                                  June 16, 2000

Chattem, Inc.
1715 West 38th Street
Chattanooga, TN 37409

Gentlemen:

               This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act") with respect to (i) 750,000 shares of the common stock, no par value (the "Common Stock") of Chattem, Inc. (the "Company") and (ii) the Non-Statutory Stock Option Plan - 2000 (the "Plan").

               In rendering this opinion, we have conducted such investigation, have reviewed such matters of law, and have examined such corporate books, records and other documents (including the Registration Statement) as we have deemed necessary or relevant to this opinion.

               Based on the foregoing, we are of the opinion that the Common Stock which may be issued in accordance with the Plan and the Registration Statement will, when issued, be legally issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   MILLER & MARTIN LLP


                                                   By: /s/ HUGH F. SHARBER
                                                      --------------------------
                                                      Hugh F. Sharber